UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

March 4, 2009 (March 3, 2009)

MAGELLAN MIDSTREAM HOLDINGS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-32745	20-4328784
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 22186

Tulsa, Oklahoma 74121-2186

(Address of principal executive office)

(Registrant’s telephone number, including area code): (918) 574-7000

(Former name or former address, if changed since last report: N/A)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Simplification Agreement

On March 3, 2009, Magellan Midstream Holdings, L.P. (“Holdings”) announced that it had entered into an Agreement Relating to Simplification of Capital Structure (the “Simplification Agreement”) by and among Holdings, Magellan Midstream Partners, L.P. (the “Partnership”) and their respective general partners. Pursuant to the Simplification Agreement, upon closing, the incentive distribution rights and general partner interest in the Partnership will be transformed into Partnership common units, the Partnership’s general partner will become a wholly owned subsidiary of the Partnership, the Partnership will assume all liabilities of Holdings, Holdings will be dissolved and current holders of Holdings common units will own Partnership common units, which will continue to be publicly traded.

Pursuant to the Simplification Agreement, upon closing, the Partnership’s existing partnership agreement will be amended and restated to provide for the transformation of the incentive distribution rights and the approximate 2% economic interest of the general partner in the Partnership owned directly and indirectly by Magellan GP, LLC, the Partnership’s general partner, into Partnership common units and a non-economic general partner interest (the “transformation”). Once the transformation is complete, pursuant to the Simplification Agreement, the Partnership’s general partner, which is currently a wholly owned subsidiary of Holdings, will distribute the Partnership’s common units it receives in the transformation to Holdings (the “distribution”). Once the transformation and distribution are complete, pursuant to a Contribution and Assumption Agreement among the Partnership, Holdings, their respective general partners and MGG GP Holdings, LLC (the “contribution agreement”): Holdings will contribute 100% of the limited liability company interests in the Partnership’s general partner to the Partnership; and the Partnership will assume all liabilities of Holdings (collectively, the “contributions”). Following the contributions, pursuant to the Simplification Agreement, Holdings’ amended and restated partnership agreement and a Plan of Liquidation between Holdings and its general partner (the “plan of liquidation”), Holdings will dissolve and wind-up and distribute the Partnership’s common units it received in the distribution to its unitholders (the “redistribution”).

Pursuant to the Simplification Agreement, Holdings will receive approximately 39.6 million Partnership common units in the transformation and distribution, with the result that each Holdings unitholder will receive 0.6325 Partnership common units per Holdings common unit in the redistribution. The Partnership unitholders will continue to own their existing Partnership common units.

After the redistribution, the board of directors of the Partnership’s general partner will consist of seven or eight members, four of whom shall be the existing directors of the board and three of whom will be designated by the conflicts committee of the board of directors of Holdings’ general partner. In addition, the conflicts committee of the board of directors of the Partnership’s general partner will have the right and authority to designate one additional member of the board. Each of the four designated directors must satisfy the independence requirements of the New York Stock Exchange.

The Simplification Agreement provides that Holdings is subject to a “no-solicitation” covenant, which restricts its ability to (i) initiate, solicit, or knowingly encourage competing proposals or (ii) participate in any discussions or negotiations regarding, or furnish to any person, any non-public information, with respect to any competing proposal. The no-solicitation restriction does not apply to any party that submits an unsolicited written acquisition proposal that the conflicts committee of the board of directors of the general partner of Holdings determines, after consultation with, and taking into account the advice of, its outside legal advisors and financial consultants, could possibly lead to a change in its recommendation.

The Simplification Agreement may be terminated (i) by the mutual consent of the Partnership and Holdings; or (ii) by either the Partnership or Holdings if: (a) the transformation, distribution, contributions and redistribution have not occurred by September 30, 2009, subject to certain exceptions; (b) any regulatory authority has taken any action to prohibit the matters contemplated by the Simplification Agreement; (c) Holdings fails to obtain unitholder approval; (d) the Partnership fails to obtain unitholder approval; (e) in the event that, prior to obtaining approval of the Holdings unitholders, the conflicts committee of the board of directors of Holdings’ general partner changes its recommendation; or (f) in the event that, prior to obtaining approval of the Partnership unitholders, the conflicts committee of the board of directors of the Partnership’s general partner changes its recommendation, subject to certain exceptions. The Partnership may terminate the Simplification Agreement in the event that Holdings materially breaches the non-solicitation provisions described above. Either party may also terminate the Simplification Agreement if (i) the other party breaches certain representations, warranties, obligations or other agreements contained in the Simplification Agreement or (ii) in certain circumstances, the other party fails to effect the closing.

Generally, the Partnership will pay all of its and Holdings’ expenses incurred in connection with the matters contemplated by the Simplification Agreement. However, upon termination of the Simplification Agreement, under certain circumstances, Holdings may be obligated to pay its own expenses or to pay both its own expenses and the expenses of the Partnership.

The consummation of the matters contemplated by the Simplification Agreement is subject to customary closing conditions including, among other things, (a) approval by the affirmative vote or consent of at least a majority of the holders of the outstanding common units in the Partnership (other than common units held by the Partnership’s general partner and its affiliates), (b) approval by the affirmative vote or consent of at least a majority of the holders of outstanding common units in Holdings, (c) receipt of applicable regulatory approvals, (d) effectiveness of a registration statement on Form S-4 with respect to the Partnership’s common units to be received by Holdings unitholders and the approval for listing of such common units on the New York Stock Exchange, and (e) consummation of the related matters contemplated by the Simplification Agreement.

The terms of the Simplification Agreement were unanimously approved by the conflicts committee, comprised of independent directors, of the board of directors of the Partnership’s general partner, and by the conflicts committee, comprised of independent directors, of the board of directors of the general partner of Holdings.

Amendment No. 1 to Rights Agreement

In connection with the entry into the Simplification Agreement, Holdings entered into Amendment No. 1 to Rights Agreement, dated March 3, 2009, which amends Holdings’ Unit Purchase Rights Agreement, dated as of December 3, 2008 (as amended, the “Rights Agreement”), between Holdings and Computershare Trust Company, N.A. (the “Rights Agent”) in order to, among other things, (a) provide that as a result of the approval, execution or delivery of the Simplification Agreement, the Partnership’s fifth amended and restated partnership agreement, the contribution agreement, the Plan of Liquidation or the IDR Entity Assumption Agreement among the Partnership, Magellan IDR LP, LLC and Magellan IDR, L.P. or the commencement or consummation of the matters contemplated thereby, the Rights (as defined in the Rights Agreement) will not become exercisable nor will any operative provision of the Rights Agreement apply to the Partnership, its general partner or any of their respective Affiliates or Associates (as defined in the Rights Agreement); and (b) amend the definition of “Acquiring Person” to provide that neither the Partnership, its general partner nor any of their Affiliates or Associates (as defined in the Rights Agreement) shall be deemed to be an Acquiring Person as a result of the approval, execution or delivery of the Simplification Agreement or related documents or the commencement or consummation of the transformation or the other matters contemplated by the Simplification Agreement and related documents.

In connection with its entry into the Simplification Agreement, the Partnership entered into a similar amendment to its unit purchase rights agreement.

The foregoing descriptions of the Simplification Agreement and Amendment No. 1 to the Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Simplification Agreement and Amendment No. 1 to the Rights Agreement, which are filed as Exhibits 2.1 and 4.1 hereto, respectively, and are incorporated into this report by reference.

Cautionary Statements

The Simplification Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the matters described above, the Simplification Agreement is not intended to be a source of factual, business or operational information about the Parties. The representations, warranties and covenants made by the parties in the Simplification Agreement are qualified and limited, including by information in the schedules referenced in the Simplification Agreement that the Partnership delivered in connection with the execution of the Simplification Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Simplification Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Simplification Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Partnership or its affiliates.

This report is being made in respect of a proposed simplification of capital structure involving the Partnership, Holdings and their respective general partners. In connection with the simplification of capital structure, Holdings and the Partnership will file a joint proxy statement/prospectus and other documents with the Securities and Exchange Commission (SEC). Before making any voting or investment decision, security holders are urged to read these documents carefully and in their entirety when they become available because they will contain important information about the proposed simplification of capital structure.

The final proxy statement will be mailed to Holdings’ unitholders and the Partnership’s unitholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at the Partnership’s website: www.magellanlp.com or Holdings’ website: www.mgglp.com, or by contacting Investor Relations, at telephone number (918) 574-7650.

Holdings, the Partnership and their respective general partner’s directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed matters. Information regarding Holdings’ general partner’s directors and executive officers and the Partnership’s general partner’s directors and executive officers is detailed in their annual reports on Form 10-K and proxy statements, previously filed with the SEC, and the proxy statement relating to the proposed simplification of capital structure and related matters, when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ITEM 7.01	REGULATION FD DISCLOSURE.

On March 3, 2009, the Partnership and Holdings issued a Press Release regarding the Simplification Agreement. The full text of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	Agreement Relating to Simplification of Capital Structure by and among Magellan Midstream Partners, L.P., Magellan GP, LLC, Magellan Midstream Holdings, L.P. and Magellan Midstream Holdings GP, LLC.

4.1	Amendment No. 1, dated as of March 3, 2009, to Unit Purchase Rights Agreement, dated as of December 3, 2008, between Magellan Midstream Holdings, L.P. and Computershare Trust Company, N.A., as Rights Agent.

99.1	Press Release dated March 3, 2009.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, Magellan Midstream Holdings, L.P. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGELLAN MIDSTREAM HOLDINGS, L.P.

By:	Magellan Midstream Holdings GP, LLC,
its General Partner

Date: March 3, 2009

By:	/s/ Lonny E. Townsend
Name:	Lonny E. Townsend
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement Relating to Simplification of Capital Structure by and among Magellan Midstream Partners, L.P., Magellan GP, LLC, Magellan Midstream Holdings, L.P. and Magellan Midstream Holdings GP, LLC.

4.1	Amendment No. 1, dated as of March 3, 2009, to Unit Purchase Rights Agreement, dated as of December 3, 2008, between Magellan Midstream Holdings, L.P. and Computershare Trust Company, N.A., as Rights Agent.

99.1	Press Release dated March 3, 2009.